Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252993 on Form S-1 of our report dated March 15, 2021 (May 25, 2021, as to the effects of the reverse recapitalization described in Note 3 and subsequent events described in Note 24) relating to the financial statements of CarLotz, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

May 25, 2021